                                         EXHIBIT 11
                                      PG&E CORPORATION
                          COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                 Three months ended      Nine months ended
                                                     September 30,         September 30,
                                                --------------------  ------------------------
(in millions, except per share amounts)            1999       1998        1999      1998
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BASIC EARNINGS PER SHARE (EPS)1

Earnings available for common stock              $    183   $   210    $    519   $   523
                                                ========== ========== ========== ==========
Average common shares outstanding                     367       382         369       382
                                                ========== ========== ========== ==========
Basic EPS                                        $   0.50   $  0.55    $   1.41   $  1.37
                                                ========== ========== ========== ==========

DILUTED EARNINGS PER SHARE (EPS)1

Earnings available for common stock              $    183   $   210    $    519   $   523
                                                ========== ========== ========== ==========

Average common shares outstanding                     367       382         369       382
Add: outstanding options, reduced by the
  number of shares that could be
  repurchased with the proceeds from
  such exercise (at average market price)               1         1           1         1
                                                ---------- ---------- ---------- ----------
Average common shares outstanding as
  adjusted                                            368       383         370       383
                                                ========== ========== ========== ==========
Diluted EPS                                      $   0.50   $  0.55    $   1.40   $  1.37
                                                ========== ========== ========== ==========


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1  This presentation is submitted in accordance with Item 601(b)(11) of Regulation S-K and Statement of Financial Accounting Standards No. 128.
